As filed with the Securities and Exchange Commission on February 17, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COEUR MINING, INC.
(Exact name of registrant as specified in its charter)
The additional registrants listed on Schedule A hereto
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	82-0109423 (I.R.S. Employer Identification Number)
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
(312) 489-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Casey M. Nault
Senior Vice President, General Counsel and Secretary
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
(312) 489-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Eric Scarazzo
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
(212) 351-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Schedule A
Additional Registrants
The following direct and indirect wholly owned subsidiaries of Coeur Mining, Inc. are co-registrants with Coeur Mining, Inc. under this registration statement. The address of the principal executive office of each of the additional registrants listed below, and the name and address of their agent for service, are the same as are set forth for Coeur Mining, Inc. on the facing page of this registration statement.
Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Coeur Alaska, Inc.	Delaware	82-0416477
Coeur Capital, Inc.	Delaware	46-4249484
Coeur Explorations, Inc.	Idaho	82-0356364
Coeur Rochester, Inc.	Delaware	88-0212514
Coeur South America Corp.	Delaware	13-3100836
Coeur Sterling Holdings LLC	Delaware	36-4910490
Coeur Sterling, Inc.	Nevada	82-1342968
Golden Reward Mining Company Limited Partnership	Delaware	46-0421908
Sterling Intermediate Holdco, Inc.	Delaware	32-0598921
Wharf Resources (U.S.A.), Inc.	Colorado	84-0786285
Wharf Resources Management Inc.	Delaware	46-0421972
Wharf Reward Mines Inc.	Delaware	46-0421970
Wharf Gold Mines Inc.	Delaware	46-0421971

PROSPECTUS

COEUR MINING, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS
This prospectus provides a general description of the common stock, preferred stock, debt securities, warrants, depositary shares, purchase contracts, guarantees and units that we may offer from time to time. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “CDE.”
Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 4 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Prospectus dated February 17, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
The types of securities that we may offer and sell from time to time by this prospectus are:
•	common stock;
•	preferred stock;
•	debt securities, which may be senior or subordinated and secured or unsecured and which may include guarantees of the debt securities by some or all of our subsidiaries;
•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;
•	depositary shares;
•	purchase contracts;
•	guarantees; and
•	units.
We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock also may be convertible into shares of our common stock or another series of preferred stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. In each prospectus supplement we will include the following information:
•	the type and amount of securities that we propose to sell;
•	the initial public offering price of the securities;
•	the names of any underwriters or agents through or to which we will sell the securities;
•	any compensation of those underwriters or agents; and
•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in each of them is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, except as otherwise indicated or as the context otherwise requires, the words “Coeur Mining” refer to Coeur Mining, Inc. on an unconsolidated basis and the words “Coeur,” “we,” “us,” “our,” the “Company” and “ours” refer to Coeur Mining and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov and you can access our filings electronically from this Internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•	our Annual Report on Form 10-K for the year ended December 31, 2021 (including the portions of our Proxy Statement for our 2021 annual meeting of stockholders incorporated by reference therein);
•	our Current Report on Form 8-K filed with the SEC on February 16, 2022; and
•	the description of our common stock contained in our Current Report on Form 8-K12B filed on May 16, 2013, and any amendments or reports filed for the purpose of updating that description.
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.
A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Investor Relations
Phone: (312) 489-5800
We maintain a website at www.coeur.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.
You may read and copy any materials we file with the SEC at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free-writing prospectus contain numerous forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements relating to our mining business, including anticipated mineral reserve and resource estimates, exploration efforts and expenditures, drilling, development, expansion initiatives at Rochester, Kensington and Silvertip, expectations about timing of deliveries against the Kensington prepayment, permitting, mill expansion and exploration plans and expectations for Silvertip, estimated production, costs, capital expenditures, expenses, recoveries, metals prices, sufficiency of assets, ability to discharge liabilities, liquidity management, financing needs, environmental compliance expenditures, environmental, social and governance and human capital management initiatives, risk management strategies, including hedging, capital resources, cash flow maximization, mine life and other strategic initiatives. Such forward-looking statements may be identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plan,” “projected,” “contemplates,” “anticipates” or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:
•	the risk that anticipated production, cost, expenditure and expense levels are not attained;
•
the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions);

•
changes in the market prices of gold, silver, zinc and lead and treatment and refining charges of gold, silver, zinc and lead, and a sustained lower price or higher treatment and refining charge environment;

•
the impact of the COVID-19 pandemic, including disruptions to operations, the need for heightened health and safety protocols to minimize exposure and transmission risk, inflation, and disruptions to our vendors, suppliers and the communities where we operate;

•
the uncertainties inherent in the Company’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns), ground conditions and grade and recovery variability;

•	any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties);
•	the uncertainties inherent in the estimation of gold, silver, zinc and lead mineral reserves and resources;
•	changes that could result from the Company’s future acquisition of new mining properties or businesses;
•	the loss of access to or insolvency of any third-party smelter to whom the Company markets its production;
•	the effects of environmental and other governmental regulations and government shut-downs;
•	the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries; and
•	the Company’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt.
You should not put undue reliance on forward-looking statements. Such statements speak only as of the dates they were made and we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are further qualified by and should be read in conjunction with the risks and uncertainties described or referred to under the heading “Risk Factors” of this prospectus.

THE COMPANY
General
Founded in 1928, we are a precious metals producer with assets located in the United States, Mexico and Canada. We operate the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, we own the Silvertip underground silver-zinc-lead development project located in British Columbia, Canada, and have interests in several precious metals exploration projects throughout North America.
Our strategy is to be a well-diversified, growing precious metals producer with a focus on generating sustainable, high-quality cash flow and returns from our North American asset base. Our strategy is guided by our purpose statement, We Pursue a Higher Standard, and three key principles: Protect our People, Places and Planet; Develop Quality Resources, Growth and Plans; and Deliver Impactful Results Through Framework. We conduct our business with a proactive focus on positively impacting the health, safety and socioeconomic status of our people and the communities in which we operate as well as the environment.
Corporate Information
Coeur Mining, Inc. is a Delaware corporation. Our principal executive office is located at 104 S. Michigan Avenue, Suite 900, Chicago, Illinois 60603, and our telephone number is (312) 489-5800.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK
Common Stock
We are authorized to issue up to 300,000,000 shares of common stock, par value $0.01 per share. The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders may not cumulate their votes in elections of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of shares of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of Coeur Mining (the “Board”) out of funds legally available therefor and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. There are no preemption, redemption, sinking fund or conversion rights applicable to our common stock.
The foregoing rights may be subject to voting and other rights that we may grant from time to time to the holders of other classes of our securities. For a more detailed description of the terms of these and similar rights granted to the holders of other classes of our securities, please refer to the applicable prospectus supplement for any offering of our common stock pursuant to this registration statement and to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information.”
The transfer agent and registrar for our common stock, which is listed on the New York Stock Exchange, is Computershare Shareowner Services.
Preferred Stock
We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, no shares of which are outstanding or designated. The Board has the authority to determine the dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption and liquidation preferences, sinking fund terms on any series of preferred stock, the number of shares constituting any such series, the designation thereof and any other relative rights, preferences and limitations of such series.
Depositary Shares
The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.
Anti-Takeover Legislation
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:
•	prior to that time, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•
at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote, and not by written consent, of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of the Debt Securities,” the “Company” refers to Coeur Mining, Inc. and does not, unless the context otherwise indicates, include our subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
Other Debt Securities
The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We expect to issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Coeur Mining and the trustee named in the applicable prospectus supplement. We expect to issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Coeur Mining and the trustee named in the applicable prospectus supplement. We expect to issue secured debt securities under an indenture, which we refer to as the secured indenture, to be entered into among Coeur Mining, the trustee and the collateral agent. We refer to the senior indenture, the subordinated indenture and the secured indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the senior indenture, the subordinated indenture and the secured indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.
The senior debt securities will be Coeur Mining’s unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “—Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other and all other subordinated debt of Coeur Mining, unless otherwise indicated in the applicable prospectus supplement.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. Unless otherwise provided in the applicable prospectus supplement, we may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement for such series.
Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
(1)	the title of the debt securities;
(2)	any limit upon the aggregate principal amount of the debt securities;
(3)	the price at which we will issue the debt securities;
(4)	if other than 100% of the principal amount, the portion of their principal amount payable upon maturity of the debt securities;

(5)	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);
(6)
the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable, and the dates on which any other amounts, if any, will be payable;

(7)	if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;
(8)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;
(9)
our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which securities of the series shall be redeemed, purchased or repaid, in whole or in part;

(10)	the denominations in which the debt securities shall be issuable;
(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate, and the form of temporary global security that may be issued;
(12)	whether the debt securities are convertible into other securities of the Company and, if so, the terms and conditions of such conversion;
(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;
(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;
(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;
(16)
if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;
(18)	the provisions relating to any guarantee of the debt securities, including the ranking thereof;
(19)	the ability, if any, to defer payments of principal, interest, or other amounts; and
(20)
any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.
Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the applicable prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
Unless otherwise provided in the applicable prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement relating thereto.
The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Registration, Transfer, Payment and Paying Agent
We will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a prospectus supplement, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.
There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as we may specify.
Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
(1)	the indebtedness ranking senior to the debt securities being offered;
(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;
(3)	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and
(4)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.
Subsidiary Guarantees
Our obligations to pay the principal of, premium, if any, and interest on any debt securities may be unconditionally guaranteed on a joint and several basis by any of the subsidiary guarantors as described in the applicable prospectus supplement. The obligations of each subsidiary guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to that subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Covenants
We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Events of Default
Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:
(1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)
default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of the Company and, as specified in the relevant prospectus supplement, certain of our subsidiaries.
Any failure to perform, or breach of, any covenant or agreement by the Company in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against the Company for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, the Company will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.
Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. In addition, we will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on our behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.
Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to the Company, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to such trustee. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.
No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered reasonably satisfactory indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or amalgamate or merge with or into, any other corporation, if:
(1)
either (a) the Company is the continuing company or (b) the successor company is a corporation incorporated under the laws of the United States or any state thereof, a member state of the European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us; and

(2)
the Company or such continuing or successor company, as the case may be, is not, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of the Indentures
The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.
Modification of the Indentures
The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding certain provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that, unless otherwise provided in the applicable prospectus supplement, no such supplemental indenture may:
(1)
extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2)
reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.
Additional amendments requiring the consent of each holder affected thereby may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the applicable prospectus supplement relating to such debt securities.
Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.
Defeasance
The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all of its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if the Company complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
The applicable prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.
If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities. Beneficial interests in global securities will also be exchangeable for individual debt securities in certificated form in the event of a default or an Event of Default or upon prior written notice to the trustee by or on behalf of DTC or at the request of the owner of such beneficial interests, in accordance with the indenture. In any of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the

Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except as described above.
To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).
Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.
Trustee
The Bank of New York Mellon is to be the trustee under the indentures. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the debt securities of any series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of any series by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of such securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, guarantees or units that may be offered pursuant to this prospectus. The warrants, purchase contracts, guarantees and units and each warrant agreement, purchase contract agreement, guarantee and unit agreement will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement will include the following information:
•	the names of any underwriters, dealers or agents;
•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;
•	the net proceeds to us from the sale of securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. Any underwriter will use the prospectus supplement to make sales of the securities in respect of which this prospectus is delivered to the public.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and will do so pursuant to the terms of a distribution agreement between the underwriters, dealers or agents and us. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.
In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.
Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.
Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly, without the involvement of underwriters or agents. We also many sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.
In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict us from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, certain legal matters with respect to Coeur Sterling, Inc. will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada and certain other legal matters with respect to Coeur Explorations, Inc. and Wharf Resources (U.S.A.), Inc. will be passed upon for us by Perkins Coie LLP, Boise, Idaho.
EXPERTS
The financial statements and effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
Information relating to Coeur Mining, Inc. and its subsidiaries’ mineral properties contained in the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by the experts listed below and has been included in reliance on such person’s expertise:
(1)	Christopher Pascoe, RM SME (Palmarejo Technical Report Summary);
(2)	Miller O’Prey, P. Geo. (Palmarejo Technical Report Summary);
(3)	Joseph Ruffini, RM SME (Palmarejo Technical Report Summary);
(4)	Peter Haarala, RM SME (Palmarejo Technical Report Summary);
(5)	Christopher Pascoe, RM SME (Rochester Technical Report Summary);
(6)	Brandon MacDougall, P.E. (Rochester Technical Report Summary);
(7)	Matthew Bradford, RM SME (Rochester Technical Report Summary);
(8)	Matthew Hoffer, P.G. (Rochester Technical Report Summary);
(9)	Christopher Pascoe, RM SME (Kensington Technical Report Summary);
(10)	Rae Keim, P. Geo (Kensington Technical Report Summary);
(11)	Peter Haarala, RM SME (Kensington Technical Report Summary);
(12)	Christopher Pascoe, RM SME (Wharf Technical Report Summary);
(13)	Tony Auld, RM SME (Wharf Technical Report Summary);
(14)	Lindsay Chasten, RM SME (Wharf Technical Report Summary);
(15)	Kenan Sarratt, RM SME (Wharf Technical Report Summary); and
(16)	John Key, RM SME (Wharf Technical Report Summary).

COEUR MINING, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS
PROSPECTUS
February 17, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated.
Type	Amount
SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees and expenses	(2)
Rating agency fees	(2)
Trustee’s and depositary’s fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$ (2)
(1)
Deferred pursuant to Rule 456(b) of the Securities Act and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
The following summaries are qualified in their entirety by reference to the applicable statutes, the registrants’ incorporation, formation, or other organizational document, as applicable, and as amended to date, and the registrants’ bylaws, limited liability company agreement or limited partnership agreement, as applicable, and as amended to date.
Registrants Incorporated in Delaware
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL currently provides that this limitation of liability does not apply to: (a) breach of the duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful distributions to stockholders under Section 174 of the DGCL or (d) a transaction from which the director derived an improper personal benefit.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
With respect to actions by or in the right of the corporation, a similar standard applies under Section 145(b) of the DGCL, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
Section 145(c) of the DGCL provides that a director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 145(e) of the DGCL provides that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation because he or she has not met the relevant standard of conduct described above.
Coeur Mining, Inc.
Article X, Section 10.1 of the Certificate of Incorporation of Coeur Mining, Inc. (“Coeur”) provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director will be personally liable to Coeur or its stockholders for monetary damages for breach of fiduciary duty as a director.
Article VI of Coeur’s Bylaws requires indemnification and the advancement of defense expenses to directors, officers and employees to the fullest extent permitted by the DGCL. The rights to indemnification and advancement granted under the DGCL and the Bylaws are not exclusive of any other rights any person may have or acquire under any law, agreement, vote of stockholders or directors, provisions of a charter or bylaws, or otherwise.
Coeur maintains insurance for the benefit of the directors and officers of Coeur and its subsidiaries to insure these persons against certain liabilities, whether or not Coeur would have the power to indemnify them against these liabilities under the DGCL.
Coeur enters into certain indemnification agreements with the directors and officers of Coeur and its subsidiaries. The indemnification agreements provide such directors and officers with further indemnification, to the maximum extent permitted by the DGCL.
Other Registrants Incorporated in Delaware
The Bylaws for each of Coeur Alaska, Inc., Coeur Capital, Inc., Coeur South America Corp., Sterling Intermediate Holdco, Inc., Wharf Resources Management Inc., Wharf Reward Mines Inc., and Wharf Gold Mines Inc., permits indemnification and the advancement of defense expenses to directors, officers and employees to the fullest extent permitted by the DGCL. The Bylaws for Coeur Rochester, Inc. provides only for the indemnification of directors, officers and employees to the extent permitted by DGCL. In addition, the Bylaws for each of Wharf Resources Management Inc., Wharf Reward Mines Inc., and Wharf Gold Mines Inc. provide that the right to indemnification are not exclusive of any other rights any person may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.
Coeur Sterling Holdings LLC
The Limited Liability Company Agreement (the “LLC Agreement”) for Coeur Sterling Holdings LLC (“Coeur Sterling Holdings”) provides that, no member, or officer, delegate, shareholder, employee or agent (collectively, the “Covered Persons”), shall be liable in damages or otherwise to Coeur Sterling Holdings or any member for any act or omission by such person if such person acted in good faith and in a manner believed to be in the best interests of Coeur Sterling Holdings, unless such conduct constitutes fraud, gross negligence, willful misconduct or a material breach of the Coeur Sterling Holding’s LLC Agreement. In addition, the LLC agreement allows for the indemnification and the advancement of defense expenses to the Covered Persons, to the fullest extent permitted by the Delaware Limited Liability Company Act.
Golden Reward Mining Company Limited Partnership
The Limited Partnership Agreement for Golden Reward Mining Company Limited Partnership (the “Partnership”) provides that to the fullest extent permitted by Delaware Limited Partnership Agreement, a General Partner or any Manager, agent or employee of the Partnership or any affiliate, partner, stockholder, officer, director, employee or agent of the General Partner (including the executors, heirs, assigns, successors or other legal representatives of any such persons) (collectively, the “Covered Persons”) is entitled to indemnification from the Partnership for acts or omission performed or omitted by the Covered Person acting in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on the Covered Person. However, a Covered Person shall not be entitled to indemnification in respect of any loss, damage or claim incurred by such Covered Person for gross negligence or willful misconduct with respect to such acts or omissions. The right to indemnification extends to the successors or assigns of such Covered Person. It also provides for the advancement of defense expenses upon receipt of an undertaking by such Covered Person to repay such payment if there shall be an adjudication or determination that such Covered Person is not entitled to indemnification as provided.
Registrant Incorporated in Colorado
Wharf Resources (U.S.A.), Inc.
The Colorado Business Corporation Act (the “Colorado Act”) provides that unless limited by its articles of incorporation, a corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.
The Colorado Act also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Section 7-109-105 of the Colorado Act provides that a court may also order indemnification under various circumstances and Section 7-109-107 requires that unless otherwise provided by its articles of incorporation, officers must be indemnified to the same extent as directors. Furthermore, under the Colorado Act, a corporation’s articles of incorporation may eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations, such as monetary damages for any breach of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.
Wharf Resources (U.S.A.), Inc.’s (“Wharf Resources”) Bylaws, as amended and restated to date, provide that Wharf Resources, will indemnify current or former directors, officers, employees, and agents, to the full extent permitted by the Colorado Act.
Registrant Incorporated in Idaho
Coeur Explorations, Inc.
The Idaho Business Corporation Act (“IBCA”) authorizes a corporation to indemnify directors and officers in certain circumstances. The corporation may indemnify against all reasonable expenses (including attorneys’ fees) for all judgments, fines and amounts paid in settlement. The corporation may only indemnify an officer or director if: (i) the indemnified person acted in good faith and in a manner reasonably believed by the person to be in (if conducting himself or herself in an official capacity), or not opposed to (if conducting himself or herself in all other cases), the best interests of the corporation; and (ii) in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made if it is determined that the individual did not meet the above listed standards or is determined to be liable on the basis that he or she received a financial benefit not entitled to.
A corporation’s determination of whether to indemnify someone must be made: (i) by a majority vote of the board of directors if there are two or more disinterested directors; (ii) by a committee of at least two disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum); (iii) by special legal counsel if (A) selected by a majority vote of the disinterested directors if there are at least two disinterested directors or (B) if there are fewer than two disinterested directors, selected by the board of directors; or (iv) by the shareholders, but shares owned by or voted under the control of a director or officer who is not disinterested may not be voted.
A corporation shall indemnify a director/officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director/officer was a party because he or she was a director or officer of the corporation against expenses incurred by such director/officer in connection with the proceeding. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he is later determined not to be entitled to indemnification.

Registrant Incorporated in Nevada
Coeur Sterling, Inc.
Nevada Revised Statute (“NRS”) Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
In addition, NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Furthermore, NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.
Coeur Sterling, Inc.’s Bylaws provide that the company shall indemnify any director, advisory director, member of a committee appointed by the directors of the company, or officer of the corporation, or persons serving as director or officer of another entity at the request of the company, against expenses including amounts paid in settlement and attorney’s fees, incurred in connection with the defense or settlement of a suit if it was determined that such person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he reasonably believed to be in or not appose to the best interests of the company. Coeur Sterling, Inc. may not be liable to indemnify such persons if it has been adjudged by a court of competent jurisdiction, after exhaustion off all appeals, that such person is liable to the corporation or for amounts paid in settlement to the corporation, unless such court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The Bylaws also permit the advancement of defense expenses, as they are incurred, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined by a court that such person is not entitled to be indemnified by the company.

Item 16.	Exhibits.
Set forth below are the exhibits included as part of this Registration Statement.
Exhibit Index
Exhibit No.	Description
1.1	Form of Underwriting Agreement relating to the securities offered by this registration statement.*

4.1
Delaware Certificate of Conversion of Coeur Mining, Inc., effective as of May 16, 2013 (Incorporated herein by reference to Exhibit 3.1 to Coeur’s Current Report on Form 8-K12B filed on May 16, 2013 (File No. 001-08641)).

4.2
Delaware Certificate of Incorporation of Coeur Mining, Inc., effective as of May 16, 2013 (Incorporated herein by reference to Exhibit 3.2 to Coeur’s Current Report on Form 8-K12B filed on May 16, 2013).

4.3
Certificate of Amendment to Certificate of Incorporation, effective as of May 12, 2015 (Incorporated herein by reference to Exhibit 4.3 to Coeur’s Registration Statement on Form S-8 filed on May 13, 2015 (File No. 333-204142)).

4.4	Amended and Restated Bylaws effective March 8, 2019 (incorporated herein by reference to Exhibit 3.1 to Coeur’s Current Report on Form 8-K filed on March 11, 2019 (File No. 001-08641)).

4.5	Form of Common Stock Share Certificate of Coeur Mining, Inc. (Incorporated herein by reference to Exhibit 4.1 to Coeur’s Current Report on Form 8-K12B filed on May 16, 2013 (File No. 001-08641)).

4.6
Warrant Agreement, dated April 16, 2013, among Coeur Mining, Inc., Computershare Trust Company, N.A. and Computershare Inc. (Incorporated herein by reference to Exhibit 4.1 to Coeur’s Current Report on Form 8-K filed on April 16, 2013).

4.7	Form of Subordinated Debt Indenture (Incorporated herein by reference to Exhibit 4.6 to Coeur’s registration statement on Form S-3 filed on January 30, 2014).

4.8	Form of Senior Debt Indenture (Incorporated herein by reference to Exhibit 4.7 to Coeur’s registration statement on Form S-3 filed on January 30, 2014).

4.9	Form of Secured Debt Indenture (Incorporated herein by reference to Exhibit 4.8 to Coeur’s registration statement on Form S-3 filed on January 30, 2014).

4.10	Form of Certificate of Designation, Powers and Preferences of Preferred Stock.*

4.11	Form of Warrant*

4.12	Form of Warrant Agreement*

4.13	Form of Depositary Agreement*

4.14	Form of Depositary Receipt*

4.15	Form of Purchase Contract Agreement*

4.16	Form of Unit Agreement*

5.1	Opinion of Gibson, Dunn & Crutcher LLP (Filed herewith).

5.2	Opinion of Perkins Coie LLP (Filed herewith).

Exhibit No.	Description
5.3	Opinion of Parsons Behle & Latimer (Field herewith).

23.1	Consent of Gibson, Dunn & Crutcher LLP (Included in Exhibit 5.1).

23.2	Consent of Perkins Coie LLP (Included in Exhibit 5.2).

23.3	Consent of Parsons Behle & Latimer (Included in Exhibit 5.3).

23.4	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (Filed herewith).

23.5	Consent of Qualified Person - Christopher Pascoe (Palmarejo Technical Report Summary) (Filed herewith).

23.6	Consent of Qualified Person - Miller O’Prey (Palmarejo Technical Report Summary) (Filed herewith).

23.7	Consent of Qualified Person – Joseph Ruffini (Palmarejo Technical Report Summary) (Filed herewith).

23.8	Consent of Qualified Person - Peter Haarala (Palmarejo Technical Report Summary) (Filed herewith).

23.9	Consent of Qualified Person - Christopher Pascoe (Rochester Technical Report Summary) (Filed herewith).

23.10	Consent of Qualified Person - Brandon MacDougall (Rochester Technical Report Summary) (Filed herewith).

23.11	Consent of Qualified Person - Matthew Bradford (Rochester Technical Report Summary) (Filed herewith).

23.12	Consent of Qualified Person - Matthew Hoffer (Rochester Technical Report Summary) (Filed herewith).

23.13	Consent of Qualified Person - Christopher Pascoe (Kensington Technical Report Summary) (Filed herewith).

23.14	Consent of Qualified Person - Rae Keim (Kensington Technical Report Summary) (Filed herewith).

23.15	Consent of Qualified Person - Peter Haarala (Kensington Technical Report Summary) (Filed herewith).

23.16	Consent of Qualified Person - Christopher Pascoe (Wharf Technical Report Summary) (Filed herewith).

23.17	Consent of Qualified Person - Tony Auld (Wharf Technical Report Summary) (Filed herewith).

23.18	Consent of Qualified Person - Lindsay Chasten (Wharf Technical Report Summary) (Filed herewith).

23.19	Consent of Qualified Person - Kenan Sarratt (Wharf Technical Report Summary) (Filed herewith).

23.20	Consent of Qualified Person - John Key (Wharf Technical Report Summary) (Filed herewith).

24.1	Powers of Attorney (Included on the signature pages herewith).

Exhibit No.	Description
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.*

25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.*

25.3	Statement of Eligibility of Trustee on Form T-1 with respect to the Secured Debt Indenture.*

107	Filing Fee Tables
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
Item 17.	Undertakings.
The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date
(iii)
each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
In connection with offerings of securities to existing security holders pursuant to warrant or rights where any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period for a warrant or rights offering, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(8)
In connection with offerings of securities at competitive bids: (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10)	That:
(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Mining, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR MINING, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	Director, President and Chief Executive Officer (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Senior Vice President and Chief Financial Officer(Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President, Corporate Controller and Chief Accounting Officer(Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Linda L. Adamany	Director	February 17, 2022
Linda L. Adamany

/s/ Sebastian Edwards	Director	February 17, 2022
Sebastian Edwards

/s/ Randolph E. Gress	Director	February 17, 2022
Randolph E. Gress

/s/ Eduardo Luna	Director	February 17, 2022
Eduardo Luna

Signature	Title	Date

/s/ Jessica L. McDonald	Director	February 17, 2022
Jessica L. McDonald

/s/ Robert E. Mellor	Chairman	February 17, 2022
Robert E. Mellor

/s/ John H. Robinson	Director	February 17, 2022
John H. Robinson

/s/ J. Kenneth Thompson	Director	February 17, 2022
J. Kenneth Thompson

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Alaska, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR ALASKA, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Capital, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR CAPITAL, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Explorations, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR EXPLORATIONS, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Rochester, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR ROCHESTER, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur South America Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR SOUTH AMERICA CORP.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Sterling Holdings LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR STERLING HOLDINGS LLC

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Coeur Sterling, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
COEUR STERLING, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Wharf Resources (U.S.A.), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
WHARF RESOURCES (U.S.A.), INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Wharf Resources Management Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
WHARF RESOURCES MANAGEMENT INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Wharf Reward Mines Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
WHARF REWARD MINES INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Wharf Gold Mines Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
WHARF GOLD MINES INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Golden Reward Mining Company Limited Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP

By:	Wharf Gold Mines Inc., its general partner
By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	Director of Wharf Gold Mines Inc. and Manager (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Director of Wharf Gold Mines Inc. and Manager (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Principal Accounting Officer (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director of Wharf Gold Mines Inc.	February 17, 2022
Anne Beckelheimer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Sterling Intermediate Holdco, Inc. subsidiary certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2022.
STERLING INTERMEDIATE HOLDCO, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Vice President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Mitchell J. Krebs and Casey M. Nault, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Mitchell J. Krebs	President and Director (Principal Executive Officer)	February 17, 2022
Mitchell J. Krebs

/s/ Thomas S. Whelan	Vice President and Director (Principal Financial Officer)	February 17, 2022
Thomas S. Whelan

/s/ Ken Watkinson	Vice President (Principal Accounting Officer)	February 17, 2022
Ken Watkinson

/s/ Anne Beckelheimer	Director	February 17, 2022
Anne Beckelheimer